CODE OF ETHICS

                           FOR ACCESS PERSONS OF

                           THE MUNDER FUNDS TRUST
                           THE MUNDER FUNDS, INC.
                           ST. CLAIR FUNDS, INC.
                     THE MUNDER FRAMLINGTON FUNDS TRUST
                          THE MUNDER @VANTAGE FUND
                         MUNDER CAPITAL MANAGEMENT
                       WORLD ASSET MANAGEMENT, L.L.C.




                              NOVEMBER 7, 2000



                               CODE OF ETHICS
                             TABLE OF CONTENTS

I.   Introduction.............................................................1
     A.  General Principles...................................................1
     B.  Applicability........................................................1
       1. General Applicability of the Code...................................1
       2. Application of the Code to Non-Interested Trustees/Directors........1
       3. Application of the Code to Funds Subadvised by MCM or World.........2
       4. Conflicts with Other Codes..........................................2
II.    Restrictions on Activities.............................................2
     A.  Blackout Periods for Personal Trades.................................2
         1. Pending Trades....................................................2
         2. Seven Day Blackout................................................2
     B.  Place Interests of Advisory Clients First............................2
     C.  Initial Public Offering and Limited Offering.........................3
     D.  Short-Term Trading Profits...........................................3
     E.  Gifts................................................................4
       1. Accepting Gifts.....................................................4
       2. Solicitation of Gifts...............................................4
       3. Giving Gifts........................................................4
     F.  Service as a Director................................................4
     G.  Amendments and Waivers...............................................4
III.   Exempt Transactions....................................................5
     A.  Exclusions from Definition of Covered Security.......................5
     B.  Trades Exempt from Certain Prohibitions..............................5
     C.  De Minimus Exception.................................................6
IV.    Compliance Procedures..................................................6
     A.  Pre-clearance Requirements for Access Persons........................6
       1. General Requirement.................................................6
       2. Trade Authorization Requests........................................6
       3. Duration of Pre-Clearance Approval..................................7
       4. Execution of Trades and Commissions.................................7
     B.  Quarterly Reporting..................................................7
       1. Brokerage Statements and Confirmations..............................7
       2. Manual Reports......................................................8
       3. Permitted Disclaimer................................................9
     C.  Quarterly Review.....................................................9
     D.  Initial and Annual Disclosure of Personal Holdings...................9
     E.  Certification of Compliance.........................................10
     F.  Reports to the Boards of Trustees/Directors.........................10
       1. Annual Reports.....................................................10
       2. Quarterly Reports..................................................10
     G.  Maintenance of Reports..............................................10
V.     General Policies......................................................11
     A.  Anti-Fraud..........................................................11
     B.  Involvement in Criminal Matters or Investment-Related
         Civil Proceedings...................................................11
VI.    Sanctions.............................................................11
VII.   Investment Adviser and Principal Underwriter Codes....................12
VIII.  Recordkeeping.........................................................12
IX.    Confidentiality.......................................................12
X.     Other Laws, Rule and Statements of Policy.............................12
XI.    Further Information...................................................12

Attachment A - Definitions
Attachment B - Gift Policy
Attachment C - Pre-Clearance Request Form
Attachment D - Form of Quarterly Manual Reports
Attachment E - Personal Holdings of Securities
Attachment F - Annual Certification and Questionnaire
Attachment G - Contact Persons
Attachment H - Insider Trading Policy



                               CODE OF ETHICS

I.       INTRODUCTION

         A.       GENERAL PRINCIPLES

         This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" (as defined in Attachment A) of The Munder Funds Trust, The Munder Funds, Inc., St. Clair Funds, Inc., The Munder Framlington Funds Trust, the Munder @Vantage Fund (the foregoing are collectively referred to as the "Munder Funds"), Munder Capital Management ("MCM") and World Asset Management, L.L.C. ("World"). The Code is designed to (i) govern the personal securities activities of Access Persons; (ii) prevent Access Persons from engaging in fraud; and (iii) require MCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code. As a general matter, in connection with personal securities transactions, Access Persons should (1) always place the interests of Advisory Clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       APPLICABILITY

                  1. General Applicability of the Code

                  This Code applies to all Access Persons (as defined in Attachment A) of the Munder Funds, MCM and World.

                  2. Application of the Code to Non-Interested
         Trustees/Directors

         This Code applies to Non-Interested Trustees/Directors. However, a Non-Interested Trustee/Director shall not be required to comply with Sections IV.A. and IV.B. of this Code(1) with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) UNLESS such Non-Interested Trustee/Director, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the trustee/director's personal transaction in the Covered Security, a Munder Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser. Certain provisions of the Code do not apply to Non-Interested Trustees/Directors solely by reason of being a trustee/director of the Munder Funds. Specifically, the following provisions of the Code do not apply to Non-Interested Trustees/Directors solely by reason of being a trustee/director of the Munder Funds: (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings; (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; (iii) restrictions regarding service as a director of a publicly-traded or privately held company; and (iv) restrictions on the receipt of gifts.
--------
(1) Sections IV.A. and IV.B. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

                  3. Application of the Code to Funds Subadvised by MCM or
         World

                  This Code does not apply to the directors, officers and general partners of funds for which MCM or World serve as a subadviser.

                  4. Conflicts with Other Codes

                  To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control. Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Designated Supervisory Person determines that the other code should be controlling and (ii) notifies the Access Person in writing of that determination.


II.      RESTRICTIONS ON ACTIVITIES

         A.       BLACKOUT PERIODS FOR PERSONAL TRADES

                  1. Pending Trades

                  No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn, unless the pending trade is an Index Trade or the Access Person trade is a De Minimus Trade. (See Section III.C. of the Code.)

                  2. Seven Day Blackout

                  No Portfolio Manager of an Advisory Client, or Access Person linked to that Portfolio Manager by the Designated Supervisory Person, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client's trades in that Covered Security is executed, unless the Advisory Client's trade is an Index Trade or the Access Person trade is a De Minimus Trade.

         B.       PLACE INTERESTS OF ADVISORY CLIENTS FIRST

         No Portfolio Manager shall recommend any securities transactions by an Advisory Client without having previously disclosed to the Designated Supervisory Person (or his or her designee) his or her interest, if any, in such securities or in the issuer thereof, and received approval from the Chief Investment Officer - Equities or the Designated Supervisory Person to effectuate the proposed trade. Disclosable interests include, but are not limited to:

                  1. any direct or indirect Beneficial Ownership by the Access Person of any securities of such issuer;

                  2. any contemplated transaction by such Access Person in such securities;

                  3. any position with such issuer or any of its affiliates; and

                  4. any present or proposed business relationship between such issuer or its affiliates and such Access Person or any party in which such person has a significant interest.

         C.       INITIAL PUBLIC OFFERING AND LIMITED OFFERING

         No Access Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of registered investment companies. (As noted above, this provision does not apply to Non-Interested
Trustees/Directors.)

         No Access Person shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance, as specified in Section IV.A. hereof. In all such instances, the Access Person shall provide the Designated Supervisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of Client Accounts). The Designated Supervisory Person may not approve any such transaction unless, after consultation with other investment advisory personnel of MCM such as its Chief Investment Officer, he or she determines that Client Accounts have no reasonably foreseeable interest in purchasing such securities.

         For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. (As noted above, this provision does not apply to Non-Interested Trustees/Directors.) Access Persons who have been authorized to acquire and have acquired securities in a "limited offering" must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer - Equities prior to, and explain that the disclosure is being made is in connection with, the Access Person's subsequent consideration of an investment in the issuer by an Advisory Client.

         D.       SHORT-TERM TRADING PROFITS

         No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a beneficial ownership within 60 calendar days. Subject to Section IV. below, any profit so realized shall be paid over to a charitable organization.

         E.       GIFTS

         The provisions below on gifts only applies to all officers and employees of MCM and World. Please see the Gift Policy (Attachment B) for further information.

                  1. Accepting Gifts

                  On occasion, because of their position with MCM, World, or the Munder Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of MCM, World and the Munder Funds. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. If an employee receives any gift that might be prohibited under this Code, the employee must inform the Legal Department.

                  2. Solicitation of Gifts

                  Employees and officers of MCM or World may not solicit gifts or gratuities.

                  3. Giving Gifts

                  Employees and officers of MCM or World may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

         F.       SERVICE AS A DIRECTOR

         No Access Person shall serve on the board of directors of any publicly traded company or privately-held company without prior authorization from a committee comprised of MCM's General Counsel and either the Chief Executive Officer or Chief Investment Officer - Equities of MCM based upon a determination that such board service would be consistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the General Counsel. This restriction does not apply to non-profit, charitable, civic, religious, public, political, or social organizations.

         G.       AMENDMENTS AND WAIVERS

         The limitations and restrictions specified in subsections C through F of this Section II may be modified only by the General Counsel on a case by case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors of the Munder Funds no later than six months after adoption of the change.

         Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of MCM may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported to the Board of Directors of the Munder Funds at their next regularly scheduled meeting after the exception is granted. For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $25,000.


III.     EXEMPT TRANSACTIONS

         A.       EXCLUSIONS FROM DEFINITION OF COVERED SECURITY

         For purposes of this Code, the term "Covered Security" (as defined in Attachment A) shall not include the following:

                  1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

                  2. bankers' acceptances;

                  3. bank certificates of deposit;

                  4. commercial paper and high quality short term debt instruments (including repurchase agreements); and

                  5. shares of registered open-end investment companies (including, for example, the Munder Funds).(2)
--------
(2) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.


         B.       TRADES EXEMPT FROM CERTAIN PROHIBITIONS

         The prohibitions described in Article II, paragraphs "A" (the prohibitions on personal trading by Access Persons while there are pending trades and during 7-day blackouts) and "D" (the 60 day prohibition on short-term trading) shall not apply to:

                  1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

                  2. Purchases or sales that are non-volitional on the part of the Access Person or a Fund;

                  3. Purchases that are effected as part of an automatic dividend reinvestment plan or an employee stock purchase plan or program;

                  4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

                  5. Purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client.

         C.       DE MINIMUS EXCEPTION

         A "De Minimus Trade" is a personal trade of a common stock then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") in a transaction involving no more than $10,000. If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer's securities shall no longer be regarded as a De Minimus Trade. De Minimus Trades are only excluded from the "Pre-Clearance" requirement of Section IV.A. and the "Pending Trade" and "Seven Day Black Out" requirements of
Section II.A.


IV.      COMPLIANCE PROCEDURES

         A.       PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS

                  1. General Requirement

                  Except for exempt transactions specified in Section III A and III B 1 through 4, all purchases or sales (including the writing of an option to purchase or sale) of a Covered Security in which an Access Person (or a member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared with the Designated Supervisory Person or his or her designee.

                  2. Trade Authorization Requests

                  Prior to entering an order for a personal trade that requires preclearance, the Access Person must complete a written (see Attachment C) or electronic request for preclearance and must submit the completed form to the Designated Supervisory Person (or his or her designee). After receiving the completed Preclearance Request Form, the Designated Supervisory Person (or his or her designee) will (a) review the information set forth in the Form,
         (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to clear the proposed securities transaction. No order for a securities transaction for which preclearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Designated Supervisory Person (or his or her designee). Verbal approvals are not permitted. Access Persons are solely responsible for their compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

                  3. Duration of Pre-Clearance Approval

                  Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received. The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.

                  4. Execution of Trades and Commissions

                  No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of MCM's, World's or their respective clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted. Commissions on personal transactions may be negotiated, but payment of a commission rate which is lower than the rate available to retail customers through similar negotiations is prohibited.

         B.       QUARTERLY REPORTING

                  1. Brokerage Statements and Confirmations

                  Every Access person and members of his or her Immediate Family (excluding Non-Interested Trustees/Directors and their Immediate Family members) must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Ownership interest. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Access Person. Brokerage confirms are not required to include any information relating to any security that is not a Covered Security as specified in Section III.A. or a transaction specified in Sections III.B.1 through 4. Brokerage statements are not required to include any information relating to any security that is not a Covered Security specified in Section III.A. For example, an Access Person would not be required to report any information concerning an account that is only able to effect trades in open-end mutual funds.

                  2. Manual Reports

                  To the extent an Access Person is unable to provide the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, or such confirmations or periodic statements do not include information about a transaction by which the Access Person acquired any direct or indirect Beneficial Ownership of a Covered Security (such as, for example, a private placement or limited offering that is not purchased through his or her brokerage account), he or she shall, on a quarterly basis, report to the Legal Department the information specified in Attachment D about each such previously unreported transaction. An Access Person is not required to submit a manual report if all reportable transactions were included in the duplicate confirmations and periodic statements delivered to the Legal Department.

                           a.       Manual Reporting Deadline

                           An Access Person must submit any report required by this Article IV.B. to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected.

                           b.       Manual Report Content

                           A manual report must contain the following information with respect to each previously undisclosed securities transaction:

                           (1) The date of the transaction, the title, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           (2) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           (3) The price of the Covered Security at which the transaction was effected;

                           (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                           (5) The date that the report is submitted by the Access Person.

                           To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Designated Supervisor Person, the following information must also be provided in the manual report submitted by the Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access Person:

                           (1) The name of the broker, dealer or bank with whom the Access Person established the account; and

                           (2)      The date the account was established.

                  3. Permitted Disclaimer

                  Any report submitted to comply with the requirements of this Section IV, may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

         C.       QUARTERLY REVIEW

         At least quarterly, the Designated Supervisory Person (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided. Such review shall include:

                  1. Whether the securities transaction complied with this Code;

                  2. Whether the securities transaction was authorized in advance of its placement;

                  3. Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

                  4. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

                  5. Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within at least seven
         (7) days of the securities transaction.

         D.       INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

         No later than 10 days after becoming a Access Person and thereafter on an annual calendar year basis, each Access Person shall submit a Personal Holdings of Securities report (Attachment E) with respect to each Covered Security, other than securities exempted from this Code in accordance with Section III hereof, in which such Access Person had any direct or indirect Beneficial Ownership at such time. If not previously provided, the Access Person shall provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

         E.       CERTIFICATION OF COMPLIANCE

         Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment F.

         F.       REPORTS TO THE BOARDS OF TRUSTEES/DIRECTORS

                  1. Annual Reports

                  The Designated Supervisory Person shall prepare an annual report for the Board of each Munder Fund for MCM, World, and any sub-adviser . At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the Procedures, and sanctions imposed in response to the material violations;
(c) certify to the Board that the Munder Funds, MCM and World have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

                  2. Quarterly Reports

                  At each quarterly meeting of the Munder Funds' Boards, MCM, World, and any sub-adviser of a Munder Fund shall report to the Boards concerning:

                  a. Any transaction that appears to evidence a possible
                     violation of this Code;

                  b. Apparent violations of the reporting requirements of
                     this Code;

                  c. Any securities transactions that occurred during the
                     prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's sub-adviser or principal underwriter; and

                  d. Any significant remedial action taken in response to
                     such violations described in paragraph c. above.

         G.       MAINTENANCE OF REPORTS

         The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.


V.       GENERAL POLICIES

         A.       ANTI-FRAUD

         It shall be a violation of this Code for any Access Person or principal underwriter for any Advisory Client, or any affiliated person of MCM, World, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security which, within the most recent 15 days was held by an Advisory Client, or was considered by MCM or World for purchase by the Advisory Client, to:

                  1. employ any device, scheme or artifice to defraud an Advisory Client;

                  2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

                  4. engage in any manipulative practice with respect to an Advisory Client.

         B. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS

         Each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.


VI.      SANCTIONS

         Upon discovering that a Access Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, letter of censure, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Boards in accordance with Section IV.G. above. Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum for any such finding shall be filed with reports made pursuant to this Code.


VII.     INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES

         Each Munder Fund's investment adviser, sub-adviser and, if appropriate, principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or
Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Designated Supervisory Person and the Munder Fund's administrator copies of such codes and all future amendments and modifications thereto. The Munder Funds' Boards, including a majority of Non-Interested Trustees/Directors of the Boards, must approve the Munder Funds' Code and the code of any investment adviser, sub-adviser or principal underwriter of a Munder Fund unless, in the case of the principal underwriter that is not affiliated with MCM or World, it is exempt from this approval requirement under Rule 17j-1.


VIII.    RECORDKEEPING

         This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Access Person, any written report by MCM, World, any sub-adviser or the principal underwriter and lists of all persons required to make reports shall be preserved with MCM's records in the manner and to the extent required by Rule 17j-1.


IX.      CONFIDENTIALITY

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.


X.       OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1.


XI.      FURTHER INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.



                                                               Attachment A

                                DEFINITIONS

         "Access Person" shall mean: (a) every trustee, director, officer and general partner of the Munder Funds, MCM and World, (b) every employee of the Munder Funds, MCM and World (and of any company in a control(3) relationship to a Munder Fund or MCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of MCM and World who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department. The term "Access Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as applicable. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Access Person.
--------
(3) "Control" shall be interpreted to have the same meaning as in Section 2(a)(9) of the Investment Company Act.


         "Advisory Client" means any client (including both investment companies and managed accounts) for which MCM or World serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

         "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Access Person has or acquires.

         "Covered Security" means any note, stock, treasury stock, bond, debenture, evidences of indebtedness (including loan participations and assignments) certificate of interest or participation in any profit-sharing agreement, collateral trust agreement, investment contract, voting trust certificate, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, or derivative instrument of, any of the foregoing, and other items mentioned in Section 2(a)(36) of the 1940
Act and not specifically exempted by Rule 17j-1. Items excluded from the definition of "Covered Security" by Rule 17j-1 are securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (including repurchase agreements) and shares of registered open-end investment companies (such as the Munder Funds other than the Munder @Vantage Fund)(4). In addition, a Covered Security does not include futures, commodities or options of the aforementioned, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the
Code.
--------
(4) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.


         "De Minimus Trade" is defined in Section III.C. of the Code.

         "Designated Supervisory Person" means the person designated as the Designated Supervisory Person in Attachment G hereof.

         "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

  child                     grandparent                son-in-law
  stepchild                 spouse                     daughter-in-law
  grandchild                sibling                    brother-in-law
  parent                    mother-in-law              sister-in-law
  stepparent                father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         An "Index Trade" occurs when a Portfolio Manager directs a securities trade in an index- or quantative-style Client Account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

         "Non-Interested Trustee/Director" is any person who is a Access Person by virtue of being a trustee or director of a Munder Fund, but who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of a Munder Fund UNLESS such non-interested trustee/director, at the time of a Securities Transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Munder Fund or was being considered for purchase or sale by a Munder Fund or its investment adviser. For purposes of this Code, a "Non-Interested Trustee/Director" shall include each trustee/director of a Munder Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Munder Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

                                                               Attachment B


                                GIFT POLICY

         The gift policy of Munder Capital Management and World Asset Management, L.L.C. covers both GIVING gifts to and ACCEPTING gifts from clients, brokers, persons with whom we do business or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.(5)
--------
(5) While neither Munder nor World is a registered broker-dealer subject to the Rules of Fair Practice of the NASD, many of their employees are registered representatives of Funds Distributors, Inc., the distributor for the Munder Funds, and as such are subject to the NASD rules. We strive to maintain the highest standards of business conduct and desire to avoid even the potential appearance of impropriety or a conflict of interest. Accordingly, we believe that the high standards established by the NASD are appropriate for all our employees.


         Under our policy, employees may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year. In addition, they must report to the Legal Department if they accept certain types of gifts of any value. A "gift" to is defined as any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

1.       GIFTS GIVEN BY EMPLOYEES

         An employee may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25. While this memorandum discusses limits on gifts, it is not intended to authorize any employee to give any gift to a vendor. Appropriate supervisory approval must be still be obtained before giving any gifts.

2.       GIFTS ACCEPTED BY EMPLOYEES

         On occasion, because of their position within the firm, employees may be offered, or may receive without notice, gifts from vendors. Employees may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the employee) other than gifts of nominal value, defined as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an employee must be reported to the Legal Department, subject to certain exceptions (see Section 4). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see Section 3).

         Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount, and under no circumstances may an employee solicit a gift from a vendor.

         Employees may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an employee to decline a gift not permitted by our policy. In such case, the gift should be forwarded to the Legal Department, who will arrange for it to be donated to charity. Similarly, employees may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an employee would not need to report the gift to the firm (see Section 4).

3.       EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

         Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an employee has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an employee tickets to a sporting event and the employee attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may employees accept business entertainment that is extraordinary or extravagant in nature. The receipt or provision of business entertainment involving airplane travel and/or overnight lodging is not permitted unless approved, in advance, by MCM's Chief Executive Officer, Chief Administrative Officer or General Counsel. Receipt of airplane travel and/or overnight lodging by any of the aforementioned officers must be approved as follows: The Chief Administrative Officer and the General Counsel must receive prior approval from the Chief Executive Officer; The Chief Executive Officer must receive prior approval from the General Counsel.

         In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an employee and a vendor where the vendor is a family member or personal friend).

4.       GUIDELINES AND POLICIES OF OTHER ORGANIZATIONS

         Securities and other financial organizations that sell our mutual funds and other investment products sometimes require mutual fund families to also follow their guidelines and policies applicable to the provision of marketing materials, promotions, incentives and gifts for their employees. While their gift guidelines will often be similar to ours, they frequently have specific additional requirements with respect to meetings, training and due diligence sessions involving travel or lodging by their employees, client seminars, and charitable contributions. These restrictions sometimes require the pre-approval of their marketing or compliance departments. Employees of MCM or World are expected to make a good faith effort to comply with any such guidelines and consult their managers if they have any questions.

5.       REPORTING

         Except as noted below, all employees must report annually all gifts given to or accepted from vendors. The Legal Department will distribute the appropriate reporting form to employees when appropriate.

         Employees are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through the Legal Department, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).

         Questions regarding the appropriateness of any gift should be directed to the Legal Department.



(11/00)



                                                                  Attachment C



Ctrl No: ___________________


                       PREAUTHORIZATION REQUEST FORM
                      PERSONAL SECURITIES TRANSACTIONS


Access Person (and trading entity, if different)   ____________________________

Name and Symbol of Security                        ____________________________

Maximum quantity to be purchased or sold           ____________________________

Name of broker to effect transaction               ____________________________

Transaction type (Buy, Sell, Exchange, etc.)       ____________________________

In connection with the foregoing transaction, I hereby make the following representations and warranties:

     1. I do not possess any material non-public information regarding the issuer of the Security.

     2. To my knowledge there are no pending trades in the Security (or any derivative of it) by an Advisory Client (other than an Index Trade).

     3. To my knowledge, the Security (or any derivative of it) IS / IS NOT (circle one) held by an Advisory Client.

     4. To my knowledge, the Security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade).

     5. If I am a Portfolio Manager or a person linked to a portfolio manager, none of the accounts I (or such portfolio manager) manage purchased or sold this Security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade).

     6. I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


Date: ________   Access Person Signature ____________________________________

-------------------------------------------------------------------------------
DATE                                     Authorized By
-------------------------------------------------------------------------------
|_|         No Open Orders               Time Stamp
-------------------------------------------------------------------------------

YOUR TRADE MUST BE PLACED PROMPTLY FOLLOWING AUTHORIZATION TO AVOID ANY CONFLICT WITH INCOMING ORDERS ON THE TRADING DESK. IF THE TRANSACTION IS NOT EXECUTED BEFORE THE OPEN OF TRADING ON THE NEXT TRADING DAY FOLLOWING THE TRADE DATE LISTED, YOU MUST OBTAIN A NEW PRE-AUTHORIZATION.

(11/00)



                                                                   Attachment D

                        QUARTERLY REPORT FOR PERIOD ENDING ______________

                        THIS FORM MUST BE RETURNED TO THE COMPLIANCE
                        OFFICER NO LATER THAN THE 10TH DAY OF THE MONTH FOLLOWING THE QUARTER END NOTED ABOVE.

Access Person: ____________________________

         As required by Section IV.B. of the Code of Ethics, I submit the following information concerning transactions during the most recent calendar quarter in SECURITIES* in which I have or had direct or indirect Beneficial Ownership (other than exempt transactions effected in an account over which neither you nor I had any direct or indirect influence or control, if any).

-------------------------------------------------------------------------------
  Date of   |  Type of  | Title of| Number of | Price/|Principal|Broker, Dealer
Transaction |Transaction| Security|  Shares   | Share | Amount**|    or  Bank
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                    (Use additional pages if necessary)

FOR      NEW ACCOUNT(S) ESTABLISHED IN WHICH ANY SECURITIES WERE HELD
         DURING THE QUARTER FOR MY DIRECT OR INDIRECT BENEFIT: Name of the broker, dealer or bank with
            whom the account was established:         ________________________
         Account Owner:                               ________________________
         Account Number:                              ________________________
         Date the account was established:            ________________________

I confirm that I have complied with the Code of Ethics with respect to personal securities transactions, and that all such transactions are listed above or attached and that I have reported all reportable accounts established with a broker, dealer or bank during the quarter.


Date ___________     Signed __________________________________________________

* For purposes of reporting quarterly transactions, the term "Security" does not include (1) securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper and high quality short-term debt instruments (including repurchase agreements); and (5) shares of registered open-end investment companies. For purposes of reporting new accounts established during the quarter, there is no limitation on the term "security."

** Principal amount equals the amount paid or received excluding any commissions.



                                                                   Attachment E

                      PERSONAL HOLDINGS OF SECURITIES


_________In accordance with Section IV.D. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of Covered Security), including physical certificates held, in which each Access Person has a Beneficial Ownership interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions.


(1)   Name of Access Person:                        ___________________________

(2)   If different than (1), name of the person
      in whose name the account is held:            ___________________________

(3)   Relationship of (2) to (1):                   ___________________________

(4)   Broker at which Account is maintained:        ___________________________

(5)   Account Number:                               ___________________________

(6)   Contact person at Broker and phone number:    ___________________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person has a Beneficial Ownership interest in Securities that are not listed in an attached account statement, or holds the physical certificates, list them below:

         Name of Security         Quantity           Value         Custodian

1.    ________________________________________________________________________

2.    ________________________________________________________________________

3.    ________________________________________________________________________

4.    ________________________________________________________________________

5.    ________________________________________________________________________

6.    ________________________________________________________________________

                    (Attach separate sheet if necessary)

         I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Dated:   _______________________________    ___________________________________
                                                 Access Person Signature




                                                                   Attachment F

                   ANNUAL CERTIFICATION AND QUESTIONNAIRE
                             For Access Persons
                                     of
                           The Munder Funds Trust
                           The Munder Funds, Inc.
                           St. Clair Funds, Inc.
                     The Munder Framlington Funds Trust
                          The Munder @Vantage Fund
                         Munder Capital Management
                       World Asset Management, L.L.C.


Employee: ______________________________ (please print your name)

I.       INTRODUCTION

         Access Persons are required to answer the following questions for the year ended __________. Upon completion, please sign and return the questionnaire by ______, to _________ in the Legal Department. If you have any questions, please contact __________ at extension ______. All capitalized terms are defined in the Code.

II.      ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         A. Have you obtained pre-clearance for all securities(6) transactions in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from pre-clearance under the Code? (Note: Circle "Yes" if there were no securities transactions.)

                  Yes       No          (If no, explain on Attachment)

         B. Have you reported all securities transactions in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                  Yes       No          (If no, explain on Attachment)

         C. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "Yes" if you have not been arrested, arraigned, etc.)

                  Yes       No          (If no, explain on Attachment)

         D. Have you complied with the Code of Ethics in all other respects, including the gift policy?

                  Yes       No          (If no, explain on Attachment)

                  (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III.     INSIDER TRADING POLICY

         Have you complied in all respects with the Insider Trading Policy?

         _____Yes      _____No       (If no, explain on Attachment)

IV.      DISCLOSURE OF DIRECTORSHIPS

         A. Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately held company (other than a non-profit, charitable organization).

                           Yes              No

           (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                           Yes              No

         I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by MCM or World.


Date:    ______________                          ____________________________
                                                    Access Person Signature
--------
(6) The term "security" does not include open-end investment companies such as the Munder Funds. However, it does include closed-end funds such as the @Vantage Fund.


                               ATTACHMENT TO
                    ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Please list each company for which you are, or a member of your Immediate Family is, a director

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Please list all Gifts you received or gave during the year covered by this questionnaire

-------------------------------------------------------------------------------
                                                                Estimated
   Month          Giver/Receiver           Gift Description       Value
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                (Continue on additional sheet if necessary.)



                                                                   Attachment G

                              CONTACT PERSONS


Designated Supervisory Person

    Stephen J. Shenkenberg

Designees of Designated Supervisory Person

    Mary Ann Shumaker
    Sharon Pomber

Legal Department

    Stephen J. Shenkenberg
    Mary Ann Shumaker
    Julie Habrowski
    Shannon Barnes

COMPLIANCE COMMITTEE

    Stephen J. Shenkenberg
    Peter Hoglund
    Enrique Chang




                                                                   Attachment H

                   INSIDER TRADING POLICY AND PROCEDURES
               DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.POLICY STATEMENT

         1.     INTRODUCTION

         Munder Capital Management, World Asset Management, L.L.C., and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Munder") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Munder by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         2.     PROHIBITIONS

         Employees are prohibited from trading, either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The receipt of the material nonpublic information may also be characterized as issuer "selective disclosure". This policy applies to every employee and extends to activities within and outside their duties at Munder. Any questions regarding this policy should be referred to the Legal Department.

         3.     GENERAL SANCTIONS

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         4.     INSIDER TRADING DEFINED

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

         a. trading by an insider, while in possession of material, nonpublic information;

         b. trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

         c. recommending the purchase or sale of securities on the basis of material, nonpublic information;

         d.       communicating material, nonpublic information to others;
                  or

         e. providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider trading and the penalties for such unlawful conduct are described below. Any employee who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Legal Department. Often, a single question can forestall disciplinary action or complex legal problems.

         5.     TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6.     SELECTIVE DISCLOSURE DEFINED

         Selective disclosure occurs when an issuer of publicly traded securities, or person acting on its behalf, discloses material nonpublic information to securities industry professionals, institutional investors, and certain other persons (including portfolio managers and securities analysts) who would reasonably be expected to trade or provide trading advice on the basis of the information. In the event of such occurrence, the issuer is required to make immediate or prompt (depending on whether the disclosure was intentional) public disclosure of such information. The regulation covers only communications by an issuer's senior management, its investor relations professionals, and others who regularly communicate with market professionals and security holders.

         Issuer selective disclosure bears a close resemblance to insider trading since a few individuals gain an informational edge, and the ability to use that edge to profit, from their superior access to corporate insiders, rather than from their skill, acumen, or diligence. Likewise, selective disclosure as an adverse impact on market integrity by causing investors to lose confidence in the fairness of the markets when they know that other participants may exploit "unerodable informational advantages" derived not from hard work or insights, but from their access to corporate insiders. There is also the danger that corporate management to treat material information as a commodity to be used to gain or maintain favor with particular analysts or investors. Employees should exercise particular caution any time they speak privately with the senior management of an issuer or its public relations professionals to make sure they are not obtaining material, nonpublic information. Employees may not sign confidentiality agreements with issuers without the prior review and approval of the Legal Department as they may be an indication of material, nonpublic information.

         7.     CONTACT THE LEGAL DEPARTMENT.

         To protect yourself, our clients, and Munder, you should contact the Legal Department IMMEDIATELY if you believe that you may have received material, nonpublic information.


B.       PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING

         The following procedures have been established to aid Munder and all employees in avoiding insider trading, and to aid Munder in preventing, detecting, and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Legal Department.

         1.     INITIAL QUESTIONS.

         Before trading in the securities of a company about which an employee may have potential inside information, an employee, whether trading for himself or herself or others, should ask himself or herself the following questions:

         a. Is the Information Material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? While an exhaustive list is not is not possible, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

                  (1)      earnings information;

                  (2) mergers, acquisitions, tender offers, joint ventures, or changes in assets;

                  (3) new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

                  (4)      changes in control or in management;

                  (5) change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;

                  (6) events regarding the issuer's securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); and

                  (7)      bankruptcies or receiverships.

         b. Is the Information Nonpublic? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, The Wall Street Journal or other publications of general circulation?

         2.       MATERIAL AND NONPUBLIC INFORMATION

         If, after consideration of the above, any employee believes that the information is material and nonpublic, or if an employee has questions as to whether the information is material and nonpublic, he or she should take all the following steps:

         a.       Report the matter immediately to the Legal Department;

         b. Do not purchase or sell the Securities either on your own behalf or on the behalf of others;

         c. Do not communicate the information to anyone, other than to the Legal Department.

         d. After the Legal Department has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or, if the Legal Department determines that the information is not material and nonpublic, he or she will be allowed to trade and communicate the information.

         3.       CONFIDENTIALITY

         Information in an employee's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Munder, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4.       ASSISTANCE OF THE LEGAL DEPARTMENT

         If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Legal Department before trading or communicating the information to anyone.

         5.       REPORTING REQUIREMENT

         In accordance with Munder's Code of Ethics, every employee must arrange for the Legal Department to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation for each reportable securities transaction and periodic statement for each brokerage account in which such employee has a beneficial interest.


C.       INSIDER TRADING EXPLANATIONS

         1.       WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, Munder may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Legal Department.

         Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

         Material information does not have to relate to a company's business. For example, the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

         3.       WHAT IS NONPUBLIC INFORMATION?

         Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

         4.       WHAT ARE THE PENALTIES FOR INSIDER TRADING?

         Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages;
(c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $ 1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.

(11/00)





                               CODE OF ETHICS

                         FOR NON-ACCESS PERSONS OF
                         MUNDER CAPITAL MANAGEMENT
                       WORLD ASSET MANAGEMENT, L.L.C.



                              NOVEMBER 7, 2000



                               CODE OF ETHICS
                             TABLE OF CONTENTS
I. Introduction...............................................................1
     A.  General Principles...................................................1
     B.  Applicability........................................................1
II.    Restrictions on Activities.............................................1
     A.  Initial Public Offering..............................................1
     B.  Gifts................................................................1
         1. Accepting Gifts...................................................1
         2. Solicitation of Gifts.............................................2
         3. Giving Gifts......................................................2
     C.  Service as a Director................................................2
     D.  Amendments and Waivers...............................................2
III.   Exempt Transactions....................................................2
     A.  Exclusions from Definition of Covered Security.......................2
IV.    Compliance Procedures..................................................3
     A.  Brokerage Statements and Confirmations...............................3
     B.  Initial and Annual Disclosure of Personal Holdings...................3
     C.  Certification of Compliance..........................................4
     D.  Permitted Disclaimer.................................................4
     E.  Maintenance of Reports...............................................4
V.     General Policies.......................................................4
     A.  Anti-Fraud...........................................................4
     B.  Involvement in Criminal Matters or Investment-Related
         Civil Proceedings....................................................5
VI.    Sanctions..............................................................5
VII.   Recordkeeping..........................................................5
VIII.  Confidentiality........................................................5
IX.    Other Laws, Rule and Statements of Policy..............................5
X.     Further Information....................................................6

Attachment A - Definitions
Attachment B - Gift Policy
Attachment C - Personal Holdings of Securities
Attachment D - Annual Certification and Questionnaire
Attachment E - Contact Persons
Attachment F - Insider Trading Policy



                               CODE OF ETHICS

I.       INTRODUCTION

         A.       GENERAL PRINCIPLES

         This Code of Ethics ("Code") establishes rules of conduct for "Non-Access Persons" (as defined in Attachment A) of Munder Capital Management ("MCM") and World Asset Management, L.L.C. ("World"). The Code is designed to (i) govern the personal securities activities of Non-Access Persons; (ii) prevent Non-Access Persons from engaging in fraud; and (iii) require MCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code. As a general matter, in connection with personal securities transactions, Non-Access Persons should
(1) always place the interests of Advisory Clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Non-Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       APPLICABILITY

                  This Code applies to all Non-Access Persons (as defined in Attachment A) of MCM and World.


II.      RESTRICTIONS ON ACTIVITIES

         A.       INITIAL PUBLIC OFFERING

         No Non-Access Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of registered investment companies. (As noted above, this provision does not apply to Non-Interested
Trustees/Directors.)

         B.       GIFTS

         The provisions below on gifts only applies to all officers and employees of MCM and World. Please see the Gift Policy (Attachment B) for further information.

                  1.       Accepting Gifts

                  On occasion, because of their position with MCM or World, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of MCM and World. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. If an employee receives any gift that might be prohibited under this Code, the employee must inform the Legal Department.

                  2.       Solicitation of Gifts

                  Employees and officers of MCM or World may not solicit gifts or gratuities.

                  3.       Giving Gifts

                  Employees and officers of MCM or World may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

         C.       SERVICE AS A DIRECTOR

         No Non-Access Person shall serve on the board of directors of any publicly traded company or privately-held company without prior authorization from a committee comprised of MCM's General Counsel and either the Chief Executive Officer or Chief Investment Officer - Equities of MCM based upon a determination that such board service would be consistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Non-Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the General Counsel. This restriction does not apply to non-profit, charitable, civic, religious, public, political, or social organizations.

         D.       AMENDMENTS AND WAIVERS

         The limitations and restrictions specified in subsections A through C of this Section II may be modified only by the General Counsel on a case by case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification.

         Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of MCM may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported to the Board of Directors of the Munder Funds at their next regularly scheduled meeting after the exception is granted.


III.     EXEMPT TRANSACTIONS

         A.       EXCLUSIONS FROM DEFINITION OF COVERED SECURITY

         For purposes of this Code, the term "Covered Security" (as defined in Attachment A) shall not include the following:

                  1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

                  2. bankers' acceptances;

                  3. bank certificates of deposit;

                  4. commercial paper and high quality short term debt instruments (including repurchase agreements); and

                  5. shares of registered open-end investment companies (including, for example, the Munder Funds).(1)
--------
(1) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.


IV.      COMPLIANCE PROCEDURES

         A.       BROKERAGE STATEMENTS AND CONFIRMATIONS

         Every Non-Access person and members of his or her Immediate Family (excluding Non-Interested Trustees/Directors and their Immediate Family members) must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Non-Access Person has a Beneficial Ownership interest. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Non-Access Person. Brokerage confirms and statements are not required to include any information relating to any security that is not a Covered Security as specified in Section III.A. For example, a Non-Access Person would not be required to report any information concerning an account that is only able to effect trades in open-end mutual funds.

         B.       INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

         No later than 10 days after becoming a employee and thereafter on an annual calendar year basis, each Non-Access Person shall submit a Personal Holdings of Securities report (Attachment C) with respect to each Covered Security, other than securities exempted from this Code in accordance with Section III hereof, in which such Non-Access Person had any direct or indirect Beneficial Ownership at such time. If not previously provided, the Non-Access Person shall provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

         C.       CERTIFICATION OF COMPLIANCE

         Each Non-Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to it. Further, each Non-Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

         D.       PERMITTED DISCLAIMER

         Any report submitted to comply with the requirements of this
Section IV, may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

         E.       MAINTENANCE OF REPORTS

         The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.


V.       GENERAL POLICIES

         A.       ANTI-FRAUD

         It shall be a violation of this Code for any Non-Access Person in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security which, within the most recent 15 days was held by an Advisory Client, or was considered by MCM or World for purchase by the Advisory Client, to:

                  1. employ any device, scheme or artifice to defraud an Advisory Client;

                  2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

                  4. engage in any manipulative practice with respect to an Advisory Client.

         B. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS

         Each Non-Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.


VI.      SANCTIONS

         Upon discovering that a Non-Access Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Non-Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, letter of censure, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Boards. Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits. A written memorandum for any such finding shall be filed with reports made pursuant to this Code.


VII.     RECORDKEEPING

         MCM shall keep and maintain for at least six years records of the procedures it follows in connection with the reporting requirements of this Code.


VIII.    CONFIDENTIALITY

         All information obtained from any Non-Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.


IX.      OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Non-Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1.


X.       FURTHER INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.


                                                                 Attachment A

                                DEFINITIONS

         "Advisory Client" means any client (including both investment companies and managed accounts) for which MCM or World serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

         "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Access Person has or acquires.

         "Covered Security" means any note, stock, treasury stock, bond, debenture, evidences of indebtedness (including loan participations and assignments) certificate of interest or participation in any profit-sharing agreement, collateral trust agreement, investment contract, voting trust certificate, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, or derivative instrument of, any of the foregoing, and other items mentioned in Section 2(a)(36) of the 1940
Act and not specifically exempted by Rule 17j-1. Items excluded from the definition of "Covered Security" by Rule 17j-1 are securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (including repurchase agreements) and shares of registered open-end investment companies (such as the Munder Funds other than the Munder @Vantage Fund).(2) In addition, a Covered Security does not include futures, commodities or options of the aforementioned, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the
Code.
--------
(2) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.


         "Designated Supervisory Person" means the person designated as the Designated Supervisory Person in Attachment G hereof.

         "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

   child                     grandparent                son-in-law
   stepchild                 spouse                     daughter-in-law
   grandchild                sibling                    brother-in-law
   parent                    mother-in-law              sister-in-law
   stepparent                father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Non-Access Person" shall mean every employee of MCM and World who have not been previously designated as Access Persons by the Legal Department.


                                                                  Attachment B
                                GIFT POLICY

         The gift policy of Munder Capital Management and World Asset Management, L.L.C. covers both GIVING gifts to and ACCEPTING gifts from clients, brokers, persons with whom we do business or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.(3)
--------
(3) While neither Munder nor World is a registered broker-dealer subject to the Rules of Fair Practice of the NASD, many of their employees are registered representatives of Funds Distributors, Inc., the distributor for the Munder Funds, and as such are subject to the NASD rules. We strive to maintain the highest standards of business conduct and desire to avoid even the potential appearance of impropriety or a conflict of interest. Accordingly, we believe that the high standards established by the NASD are appropriate for all our employees.


         Under our policy, employees may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year. In addition, they must report to the Legal Department if they accept certain types of gifts of any value. A "gift" to is defined as any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

1.       GIFTS GIVEN BY EMPLOYEES

         An employee may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25. While this memorandum discusses limits on gifts, it is not intended to authorize any employee to give any gift to a vendor. Appropriate supervisory approval must be still be obtained before giving any gifts.

2.       GIFTS ACCEPTED BY EMPLOYEES

         On occasion, because of their position within the firm, employees may be offered, or may receive without notice, gifts from vendors. Employees may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the employee) other than gifts of nominal value, defined as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an employee must be reported to the Legal Department, subject to certain exceptions (see Section 4). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see Section 3).

         Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount, and under no circumstances may an employee solicit a gift from a vendor.

         Employees may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an employee to decline a gift not permitted by our policy. In such case, the gift should be forwarded to the Legal Department, who will arrange for it to be donated to charity. Similarly, employees may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an employee would not need to report the gift to the firm (see Section 4).

3.       EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

         Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an employee has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an employee tickets to a sporting event and the employee attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may employees accept business entertainment that is extraordinary or extravagant in nature. The receipt or provision of business entertainment involving airplane travel and/or overnight lodging is not permitted unless approved, in advance, by MCM's Chief Executive Officer, Chief Administrative Officer or General Counsel. Receipt of airplane travel and/or overnight lodging by any of the aforementioned officers must be approved as follows: The Chief Administrative Officer and the General Counsel must receive prior approval from the Chief Executive Officer; The Chief Executive Officer must receive prior approval from the General Counsel.

         In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an employee and a vendor where the vendor is a family member or personal friend).

4.       GUIDELINES AND POLICIES OF OTHER ORGANIZATIONS

         Securities and other financial organizations that sell our mutual funds and other investment products sometimes require mutual fund families to also follow their guidelines and policies applicable to the provision of marketing materials, promotions, incentives and gifts for their employees. While their gift guidelines will often be similar to ours, they frequently have specific additional requirements with respect to meetings, training and due diligence sessions involving travel or lodging by their employees, client seminars, and charitable contributions. These restrictions sometimes require the pre-approval of their marketing or compliance departments. Employees of MCM or World are expected to make a good faith effort to comply with any such guidelines and consult their managers if they have any questions.

5.       REPORTING

         Except as noted below, all employees must report annually all gifts given to or accepted from vendors. The Legal Department will distribute the appropriate reporting form to employees when appropriate.

         Employees are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through the Legal Department, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).

         Questions regarding the appropriateness of any gift should be directed to the Legal Department.

(10/00)



                                                                 Attachment C

                      PERSONAL HOLDINGS OF SECURITIES


         In accordance with Section IV.B. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of Covered Security), including physical certificates held, in which each Non-Access Person has a Beneficial Ownership interest, including those in accounts of the Immediate Family of the Non-Access Person and all Securities in non-client accounts for which the Non-Access Person makes investment decisions.


(1)   Name of Non-Access Person:                     __________________________

(2)   If different than (1), name of the person
      in whose name the account is held:             __________________________

(3)   Relationship of (2) to (1):                    __________________________

(4)   Broker at which Account is maintained:         __________________________

(5)   Account Number:                                __________________________

(6)   Contact person at Broker and phone number:     __________________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Non-Access Person has a Beneficial Ownership interest in Securities that are not listed in an attached account statement, or holds the physical certificates, list them below:

    Name of Security      Quantity    Value       Custodian

1. ________________________________________________________________

2. ________________________________________________________________

3. ________________________________________________________________

4. ________________________________________________________________

5. ________________________________________________________________

6. ________________________________________________________________

                    (Attach separate sheet if necessary)


         I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.



Dated:   _______________________________    ___________________________________
                                               Non-Access Person Signature



                                                               Attachment D

                   ANNUAL CERTIFICATION AND QUESTIONNAIRE
                         For Non-Access Persons of
                         Munder Capital Management
                       World Asset Management, L.L.C.


Employee: _________________ (please print your name)

I.       INTRODUCTION

         Non-Access Persons are required to answer the following questions for the year ended __________. Upon completion, please sign and return the questionnaire by ______, to _________ in the Legal Department. If you have any questions, please contact __________ at extension ______. All capitalized terms are defined in the Code.

II.      ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         A. Have you reported all securities transactions in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                  Yes      No          (If no, explain on Attachment)

         B. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "Yes" if you have not been arrested, arraigned, etc.)

                  Yes      No          (If no, explain on Attachment)

         C. Have you complied with the Code of Ethics in all other respects, including the gift policy?

                  Yes      No          (If no, explain on Attachment)

                  (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III.     INSIDER TRADING POLICY

         Have you complied in all respects with the Insider Trading Policy?

         _________Yes      _________No          (If no, explain on Attachment)

IV.      DISCLOSURE OF DIRECTORSHIPS

         A. Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately held company (other than a non-profit, charitable organization).

                           Yes              No

                  (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                           Yes              No

         I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by MCM or World.


Date:    _________________         ______________________________________
                                         Non-Access Person Signature




                               ATTACHMENT TO
                    ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Please list each company for which you are, or a member of your Immediate Family is, a director

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Please list all Gifts you received or gave during the year covered by this questionnaire

-------------------------------------------------------------------------------
                                                            Estimated
 Month       Giver/Receiver       Gift Description            Value
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                (Continue on additional sheet if necessary.)



                                                                   Attachment E

                              CONTACT PERSONS


Designated Supervisory Person

     Stephen J. Shenkenberg

Designees of Designated Supervisory Person

     Mary Ann Shumaker
     Sharon Pomber

Legal Department

     Stephen J. Shenkenberg
     Mary Ann Shumaker
     Julie Habrowski
     Shannon Barnes

COMPLIANCE COMMITTEE

     Stephen J. Shenkenberg
     Peter Hoglund
     Enrique Chang



                                                                   Attachment F

                   INSIDER TRADING POLICY AND PROCEDURES
               DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.       POLICY STATEMENT

         1.     INTRODUCTION

         Munder Capital Management, World Asset Management, L.L.C., and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Munder") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Munder by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         2.     PROHIBITIONS

         Employees are prohibited from trading, either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The receipt of the material nonpublic information may also be characterized as issuer "selective disclosure". This policy applies to every employee and extends to activities within and outside their duties at Munder. Any questions regarding this policy should be referred to the Legal Department.

         3.     GENERAL SANCTIONS

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         4.     INSIDER TRADING DEFINED

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

         a. trading by an insider, while in possession of material, nonpublic information;

         b. trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

         c. recommending the purchase or sale of securities on the basis of material, nonpublic information;

         d.       communicating material, nonpublic information to others;
                  or

         e. providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider trading and the penalties for such unlawful conduct are described below. Any employee who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Legal Department. Often, a single question can forestall disciplinary action or complex legal problems.

         5.     TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         6.     SELECTIVE DISCLOSURE DEFINED

         Selective disclosure occurs when an issuer of publicly traded securities, or person acting on its behalf, discloses material nonpublic information to securities industry professionals, institutional investors, and certain other persons (including portfolio managers and securities analysts) who would reasonably be expected to trade or provide trading advice on the basis of the information. In the event of such occurrence, the issuer is required to make immediate or prompt (depending on whether the disclosure was intentional) public disclosure of such information. The regulation covers only communications by an issuer's senior management, its investor relations professionals, and others who regularly communicate with market professionals and security holders.

         Issuer selective disclosure bears a close resemblance to insider trading since a few individuals gain an informational edge, and the ability to use that edge to profit, from their superior access to corporate insiders, rather than from their skill, acumen, or diligence. Likewise, selective disclosure as an adverse impact on market integrity by causing investors to lose confidence in the fairness of the markets when they know that other participants may exploit "unerodable informational advantages" derived not from hard work or insights, but from their access to corporate insiders. There is also the danger that corporate management to treat material information as a commodity to be used to gain or maintain favor with particular analysts or investors. Employees should exercise particular caution any time they speak privately with the senior management of an issuer or its public relations professionals to make sure they are not obtaining material, nonpublic information. Employees may not sign confidentiality agreements with issuers without the prior review and approval of the Legal Department as they may be an indication of material, nonpublic information.

         7.     CONTACT THE LEGAL DEPARTMENT.

         To protect yourself, our clients, and Munder, you should contact the Legal Department IMMEDIATELY if you believe that you may have received material, nonpublic information.


B.       PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING

         The following procedures have been established to aid Munder and all employees in avoiding insider trading, and to aid Munder in preventing, detecting, and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Legal Department.

         1.     INITIAL QUESTIONS.

         Before trading in the securities of a company about which an employee may have potential inside information, an employee, whether trading for himself or herself or others, should ask himself or herself the following questions:

         a. Is the Information Material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? While an exhaustive list is not is not possible, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

                  (1)      earnings information;

                  (2) mergers, acquisitions, tender offers, joint ventures, or changes in assets;

                  (3) new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

                  (4)      changes in control or in management;

                  (5) change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;

                  (6) events regarding the issuer's securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); and

                  (7)      bankruptcies or receiverships.

         b. Is the Information Nonpublic? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, The Wall Street Journal or other publications of general circulation?

         2.       MATERIAL AND NONPUBLIC INFORMATION

         If, after consideration of the above, any employee believes that the information is material and nonpublic, or if an employee has questions as to whether the information is material and nonpublic, he or she should take all the following steps:

         a.       Report the matter immediately to the Legal Department;

         b. Do not purchase or sell the Securities either on your own behalf or on the behalf of others;

         c. Do not communicate the information to anyone, other than to the Legal Department.

         d. After the Legal Department has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or, if the Legal Department determines that the information is not material and nonpublic, he or she will be allowed to trade and communicate the information.

         3.       CONFIDENTIALITY

         Information in an employee's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Munder, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

         4.       ASSISTANCE OF THE LEGAL DEPARTMENT

         If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Legal Department before trading or communicating the information to anyone.

         5.       REPORTING REQUIREMENT

         In accordance with Munder's Code of Ethics, every employee must arrange for the Legal Department to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation for each reportable securities transaction and periodic statement for each brokerage account in which such employee has a beneficial interest.


C.       INSIDER TRADING EXPLANATIONS

         1.       WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, Munder may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

         2.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Legal Department.

         Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

         Material information does not have to relate to a company's business. For example, the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

         3.       WHAT IS NONPUBLIC INFORMATION?

         Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

         4.       WHAT ARE THE PENALTIES FOR INSIDER TRADING?

         Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages;
(c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $ 1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.

(10/00)